UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)             January 8, 2010

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On January 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Darling International Inc. (the “Company”) approved the Company’s executive compensation program for fiscal 2010 for certain executives, including, without limitation, the Company’s Chief Executive Officer (the “CEO”) and the other named executive officers.  In connection with the development of this program, on January 8, 2010, the Committee adopted an Amended and Restated Executive Compensation Program Policy Statement (the “2010 Program”).  The 2010 Program modifies the Executive Compensation Program Policy Statement adopted by the Committee on January 15, 2009 (the “Prior Program”) by changing the manner in which the number of shares of restricted stock and stock options participant’s are eligible to receive under the long term incentive plan are calculated and by increasing the range as a percentage of base salary of the target dollar value of the equity grants available to the CEO under the long term incentive plan.  The 2010 Program supersedes the Prior Program; however, the Prior Program will remain in effect in respect of awards heretofore granted under the Prior Program.

    Set forth below is a brief description of the material terms and conditions of the 2010 Program.  The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the 2010 Program attached hereto as Exhibit 10.1.

Elements of Compensation.

    Base Salary:  Base salary ranges will be determined for a program participant based on the participant’s position and responsibility and will generally be set at or near the 50th percentile of base salary paid to similarly situated executives of general industrial companies that have similar total revenue and market capitalization and/or compete with the Company for management talent (“Peer Companies”).  However, the Compensation Committee has the authority to deviate from such percentile target.

    For fiscal 2010, the Committee determined that the 2009 base salary of $675,000 per year for Randall C. Stuewe, the Company’s CEO, was still in line with the stated percentile target.  Accordingly, no changes were made to Mr. Stuewe’s fiscal 2010 base salary and it will remain at $675,000 per year.  Each of the other named executive officers received a two percent (2.0%) cost of living adjustment to base salary, which is consistent with the salary increase given to other members of the Company’s management.  The following table shows the new 2010 base salary for each of the Company’s other named executive officers:

Name and Title	2009 Base Salary	2010 Base Salary

John O. Muse Executive Vice President – Finance and Administration	$336,000	$342,700

Neil Katchen Executive Vice President – Chief Operations Officer	$269,000	$274,400

John F. Sterling Executive Vice President – General Counsel and Secretary	$258,000	$263,200

Annual Incentives:  Each program participant has the opportunity to receive an annual cash incentive award, which will be awarded upon the program participant’s achievement of both of two separate components:  the Company’s realization of certain financial measures (which will comprise 75% of the annual cash incentive award) and the achievement of specific strategic, operational and personal goals (“SOPs”) designed for each plan participant (which will comprise 25% of the annual cash incentive award).

The financial measures component of the annual cash incentive award will be based on the Company’s yearly return on gross investment (“ROGI”), which is defined as earnings before interest, taxes, depreciation and amortization divided by the sum of total assets plus accumulated depreciation minus other liabilities (other than those incurred to financing institutions), including, but not limited to, accounts payable, accrued expenses, pension liabilities, other non-current liabilities and deferred income taxes.  The Compensation Committee has the ability to adjust annual ROGI based on extraordinary events.  A program participant may receive between 25% and 400% of his/her target payout depending on the Company’s annual ROGI as compared to the ROGI of its Peer Companies during the same period.

The SOPs component of the annual cash incentive award is based on both the Company’s achievement of a minimum ROGI target and a program participant’s achievement of individual SOPs.  A program participant may receive between 0% and 100% of his/her target payout with respect to the SOPs component depending on such participant’s performance for the fiscal year.  Each program participant must achieve a minimum of 75% of his/her SOPs to receive any payout for the SOPs component of the annual cash incentive award.

Long Term Incentives:  The long term incentive element of compensation will be awarded to program participants in the form of a yearly equity grant, which will be composed of 75% restricted stock and 25% stock options; however, the Company will only award such yearly equity grants if the Company meets certain defined financial objective(s) for the relevant prior fiscal year as determined by the Compensation Committee.  A program participant’s target dollar value of his/her grant will be set at an amount equal to 125% of base salary for the CEO and an amount between 20% and 70% of his/her base salary for all other program participants, and the program participant can receive a grant equal to between 50% and 150% of such target dollar value depending on the Company’s trailing five-year ROGI as compared to the trailing five-year ROGI of Peer Companies.

Restricted stock grants will have no exercise price and will vest over a period of three years, with 25% vesting immediately upon issuance and 25% vesting on each of the next three anniversaries of the grant date.  Stock options will have an exercise price equal to the fair market value of the Company’s common stock on the third business day after the Company releases its annual financial results and will vest over a period of three years with 25% vesting immediately upon issuance and 25% on each of the next three anniversaries of the grant date.

Non-Employee Director Grants.

Non-employee directors will automatically be granted stock options for 4,000 shares of the Company’s common stock on the date of their initial election to the Board by the stockholders.  The stock options will have an exercise price equal to the grant date fair market value and will vest in 25% increments on the sixth month anniversary of the grant and on each of the first, second and third annual anniversaries of the date of the grant.

Each non-employee director will automatically be granted stock options for 4,000 shares of the Company’s common stock if the Company achieves 90% of the 50th percentile for the Peer Group ROGI for the most recently completed fiscal year.  The stock options will have an exercise price equal to the fair market value of the Company’s common stock on the third business day after the Company releases its annual financial results and will vest in 25% increments on the sixth month anniversary of the grant date and on each of the first, second and third annual anniversaries of the grant date.

Item 8.01.	Other Events.

In accordance with its written charter, the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors of the Company is charged with evaluating annually the status of the Board’s compensation in relation to comparable U.S. companies and reporting its findings to the Board.  In December 2009, the Governance Committee retained Hewitt Associates (“Hewitt”), an outside global human resources consulting firm, to review the Company’s compensation program for its outside directors.  Based on Hewitt’s findings and recommendations, the Governance Committee recommended to the Board certain changes to the Company’s compensation program for its outside directors.  Consistent with these recommendations, the Board approved the following changes to the Company’s compensation program for its outside directors effective as of January 1, 2010:

•	An increase in the annual retainers paid to the chairman of each of the audit, compensation and nominating and corporate governance committees to $12,000, $7,500 and $5,000, respectively.

•	An increase in the additional annual retainer paid to the lead director from $10,000 to $15,000.

•	The payment of meeting attendance fees to non-committee Board members who attend committee meetings at the invitation of the committee chairman.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Darling International Inc. Compensation Committee Amended and Restated Executive Compensation Program Policy Statement adopted January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: January 14, 2010	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President -
General Counsel and Secretary

EXHIBIT LIST

10.01	Darling International Inc. Compensation Committee Amended and Restated Executive Compensation Program Policy Statement adopted January 8, 2010.